Exhibit 99.1

News
For Immediate Release

El Paso Corporation Stockholders Overwhelmingly Approve Merger with Kinder Morgan

HOUSTON, TEXAS, March 9, 2012—El Paso Corporation (NYSE: EP) today announced that its shareholders approved the merger with Kinder Morgan, Inc. (NYSE: KMI) during a special meeting of stockholders.  Based on preliminary results, approximately 79 percent of El Paso’s outstanding shares of common stock as of the record date were voted at the special meeting. Of the shares that were voted, more than 95 percent was voted in favor of the merger.

“We are pleased that our shareholders overwhelmingly approved the pending merger with Kinder Morgan and we appreciate their support,” said Doug Foshee, El Paso chairman, president and chief executive officer.  “We view this as a tremendous outcome for our shareholders and customers, and we look forward to closing the transaction, which is still expected to occur in the second quarter.”

El Paso will file a Form 8-K with the Securities and Exchange Commission with the final results as soon as they are available.  Once filed, it will be available in the Investor section of the El Paso website at www.elpaso.com.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner.  The company owns North America’s largest interstate natural gas pipeline system, one of North America’s largest independent exploration & production companies and an emerging midstream business.  El Paso owns a 42 percent limited partner interest, and the 2 percent general partner interest in El Paso Pipeline Partners, L.P.  On October 16, 2011, El Paso Corporation announced that it has entered into a definitive agreement whereby Kinder Morgan, Inc. will acquire all of the outstanding shares of El Paso Corporation.  For more information, visit www.elpaso.com.

Contacts:

Media Relations

Bruce Connery (713) 420-5855

Richard Wheatley (713) 420-6828

Investor Relations

Bruce Connery (713) 420-5855

Bill Baerg (713) 420-2906

Important Additional Information Filed With The SEC

Kinder Morgan, Inc. (“KMI”) has filed with the SEC a Registration Statement on Form S-4 in connection with the proposed transactions contemplated by the Merger Agreement, including a definitive Information Statement/Prospectus of KMI and a definitive Proxy Statement of El Paso Corporation (“EP”). The Registration Statement was declared effective by the SEC on January 30, 2012. Post-effective amendments to the Registration Statement were filed on February 27, 2012 and on March 1, 2012.  KMI and EP mailed the definitive Information Statement/Prospectus of KMI and definitive Proxy Statement of EP on or about January 31, 2012. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY KMI OR EP, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the Registration Statement and the definitive Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by KMI and EP through the web site maintained by the SEC at www.sec.gov or by phone, e-mail or written request by contacting the investor relations department of KMI or EP at the following:

	Kinder Morgan, Inc.	El Paso Corporation
Address:	500 Dallas Street, Suite 1000	1001 Louisiana Street
	Houston, Texas 77002	Houston, Texas 77002
	Attention: Investor Relations	Attention: Investor Relations
Phone:	(713) 369-9490	(713) 420-5855
E-mail:	kmp_ir@kindermorgan.com	investorrelations@elpaso.com

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Safe Harbor For Forward-Looking Statements

Statements in this document regarding the proposed transaction between KMI and EP, the expected timetable for completing the proposed transactions, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, the expected timetable for completing the sale of EP’s exploration and production assets, the possible drop-down of assets and any other statements about KMI or EP managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the EP Energy Sale and the proposed transactions contemplated by the Merger Agreement; the ability to obtain the requisite regulatory approvals and the satisfaction of other conditions to consummation of the transaction; the possibility that financing might not be available on the terms agreed to; the ability to consummate contemplated asset sales; the ability of KMI to successfully integrate EP’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in KMI’s and EP’s Annual Reports on Form 10-K for the year ended December 31, 2011 and their most recent Exchange Act reports filed with the SEC. Except as required by law, KMI and EP disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.